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                                                                    Exhibit 23.3
                          Independent Auditors' Consent


The Board of Directors
Applied Science and Technology, Inc and Subsidiaries:

We consent to the use of our report dated July 31, 2000, with respect to the consolidated balance sheet of Applied Science and Technology, Inc., and subsidiaries as of July 1, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended July 1, 2000, incorporated herein by reference.


/s/ KPMG LLP

Boston, MA
June 13, 2002